                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           Scott's Liquid Gold-Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                            SCOTT'S LIQUID GOLD-INC.
                               4880 HAVANA STREET
                             Denver, Colorado 80239

                              ____________________

                          NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS
                            To Be Held May 3, 1995


TO OUR SHAREHOLDERS:

         The Annual Meeting of Shareholders of Scott's Liquid Gold-Inc., a Colorado corporation (the "Company"), will be held at 10:00 a.m., Mountain Time, on Wednesday, May 3, 1995 at the Company's offices, 4880 Havana Street, Denver, Colorado for the purpose of considering and acting upon the following:

         (1)  The election of seven directors;
         (2) Such other matters as may properly come before the meeting or any adjournment thereof.

         Only shareholders of record at the close of business on March 14, 1995 are entitled to notice of and to vote at the meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              CAROLYN J. ANDERSON
                                              Corporate Secretary

Denver, Colorado
March 27, 1995

__________________________________________________

THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID, ADDRESSED ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                            SCOTT'S LIQUID GOLD-INC.
                               4880 HAVANA STREET
                             DENVER, COLORADO 80239

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 3, 1995


          The enclosed Proxy is solicited by and on behalf of the Board of Directors of Scott's Liquid Gold-Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at 10:00 a.m., Mountain Time, on Wednesday, May 3, 1995 at the Company's offices, 4880 Havana Street, Denver, Colorado, or any adjournment thereof. This Proxy Statement and the accompanying form of Proxy are first being mailed or given to the shareholders of the Company on or about March 27, 1995.

          Any shareholder signing and mailing the enclosed Proxy may revoke it at any time before it is voted by giving written notice of the revocation to the Company's Corporate Secretary, by Voting in person at the meeting or by filing at the meeting a later executed proxy.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

          All voting rights are vested exclusively in the holders of the Company's $0.10 par value common stock. Each share of the Company's common stock is entitled to one vote. Cumulative voting in the election of directors is not permitted. Holders of a majority of shares entitled to vote at the meeting, when present in person or by proxy, constitute a quorum. On March 14, 1995, the record date for shareholders entitled to vote at the meeting, the Company had 9,877,996 shares of its $0.10 par value common stock issued and outstanding.

          When a quorum is present, in the election of directors, those seven nominees having the highest number of votes cast in favor of their election will be elected to the Company's Board of Directors. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. With respect to any other matter which may properly come before the Meeting, unless a greater number of votes is required by law, a matter is approved by the shareholders if the votes cast in favor of the matter exceed the votes cast in opposition. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote for these other matters so long as a quorum is present.

          The following persons are the only persons known to the Company who on March 14, 1995, owned beneficially more than 5% of the Company's common stock, its only class of outstanding voting securities:

                       NAME AND ADDRESS OF                  AMOUNT AND NATURE OF          PERCENT
                       BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP          OF CLASS
                       ----------------                     --------------------          --------
                  Jerome J. Goldstein                         2,553,376   (1)(2)           25.7%
                  4880 Havana Street
                  Denver, Colorado 80239

                  Goldie S. Goldstein                           985,884   (1)              10.0%
                  4880 Havana Street
                  Denver, Colorado 80239

                      NAME AND ADDRESS OF                   AMOUNT AND NATURE OF          PERCENT
                       BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP          OF CLASS
                       ----------------                     --------------------          --------
                  Scott's Liquid Gold-Inc.,                   1,119,986   (3)              11.3%
                  Employee Stock
                  Ownership Plan
                  4880 Havana Street
                  Denver, Colorado 80239

__________

(1) Includes 985,884 shares owned by Mr. Goldstein's wife, Goldie S. Goldstein, over which shares both Mr. and Mrs. Goldstein may be deemed to have shared voting and investment power. Both the amount and percent of class of the shares owned by Goldie S. Goldstein are included in the shares reported for Jerome J. Goldstein.

(2) Includes 70,500 shares underlying presently exercisable incentive stock options granted under the Company's 1986 Incentive Stock Option Plan. Does not include shares held by the Company's Employee Stock Ownership Plan attributable to Mr. Goldstein's vested interest in the Plan.

(3) The committee administering the Employee Stock Ownership Plan directs the voting of shares held under such Plan. The Company's four executive officers are four of seven members of this committee.


                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table shows as of March 14, 1995, the shares of the Company's common stock beneficially owned by each director and executive officer of the Company and the shares beneficially owned by all of the directors and executive officers as a group:


                            NAME OF                         AMOUNT AND NATURE OF          PERCENT
                       BENEFICIAL OWNER                     BENEFICIAL OWNERSHIP (1)      OF CLASS
                       ----------------                     --------------------          --------
                  Jerome J. Goldstein                         2,553,376   (2)(7)           25.7%
                  Mark E. Goldstein                             441,782   (3)               4.4%
                  Carolyn J. Anderson                           348,460   (4)(7)            3.5%
                  Barry Shepard                                 283,500   (5)(7)            2.9%
                  Dennis H. Field                               148,500   (6)               1.5%
                  James F. Keane                                102,500   (6)               1.0%
                  Michael J. Sheets                             160,000   (6)               1.6%
                  All Directors and executive officers as     4,038,118   (7)              38.3%
                  a Group (7 persons)

__________

(1) Beneficial owners listed have sole voting and investment power with respect to the shares shown unless otherwise indicated.

(2) Includes 985,884 shares owned by Mr. Goldstein's wife over which shares Mr. Goldstein may be deemed to have shared voting and investment power. Also includes 70,500 shares underlying presently exercisable stock options granted under the Company's 1986 Incentive Stock Option Plan.

(3) Includes for Mr. Mark Goldstein 70,500 shares underlying presently exercisable stock options granted under the Company's 1986 Incentive Stock Option Plan. Also includes 62,492 shares held by Mr. Goldstein's wife and minor children.

(4) Includes for Ms. Anderson 70,500 shares underlying presently exercisable stock options granted under the Company's 1986 Incentive Stock Option Plan.

(5) Includes for Mr. Shepard 70,500 shares underlying presently exercisable stock options granted under the Company's 1986 Incentive Stock Option Plan.

(6) Includes for each of Mr. Sheets and Mr. Field 145,000 shares and for Mr. Keane 100,000 shares underlying presently exercisable stock options granted by Company's Board of Directors under the Company's 1993 Stock Option Plan for Outside Directors.

(7) Does not include shares owned by the Company's Employee Stock Ownership Plan under which, at December 31, 1994, Jerome J. Goldstein had a vested interest in 138,618 shares, Mark E. Goldstein had a vested interest in 74,132 shares, Carolyn J. Anderson had a vested interest in 112,942 shares, and Barry Shepard had a vested interest in 66,144 shares.

         There has been no change in control of the Company since the beginning of the last fiscal year, and there are no arrangements known to the Company, including any pledge of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

                             ELECTION OF DIRECTORS

         The Company's Bylaws provide for a Board of Directors consisting of seven directors. Unless authority to vote is withheld, the persons named in the enclosed form of proxy will vote the shares represented by such proxy for the election of the seven nominees for director named below. If, at the time of the Meeting, any of these nominees shall have become unavailable for any reason for election as a director, the persons entitled to vote the proxy will vote for such substitute nominee or nominees, if any, as they determine in their discretion. If elected, the nominees for director will hold office until the next annual meeting of shareholders or until their successors are elected and qualified. The nominees for director, each of whom has consented to serve if elected, are as follows:

NAME OF NOMINEE AND POSITION,
         IF ANY,                              DIRECTOR                   PRINCIPAL OCCUPATION FOR
    IN THE COMPANY                   AGE        SINCE                         LAST FIVE YEARS
    --------------                   ---        -----                    ------------------------
Jerome J. Goldstein                   72        1954         Chairman of the Board of the Company since August, 1990.
(Chairman of the Board)                                      From 1954 to 1990, President and Chairman of the Board of the Company.

Mark E. Goldstein                     38        1983         President of the Company since August, 1990. From 1982
(President and Chief Executive                               to 1990, Vice President-Marketing of Company. Employed
Officer)                                                     by the Company since 1978.

Carolyn J. Anderson                   56        1974         Executive Vice President since 1974, Chief Operating
(Executive Vice President, Chief                             Officer of the Company since 1982 and Corporate Secretary
Operating Officer and Corporate                              since 1973. Employed by the Company since 1970.
Secretary)

Barry Shepard                         64        1982         Treasurer and Chief Financial Officer of the Company since
(Treasurer and Chief                                         1981 when employed by the Company.
Financial Officer)

NAME OF NOMINEE AND POSITION,
        IF ANY,                               DIRECTOR                   PRINCIPAL OCCUPATION FOR
    IN THE COMPANY                   AGE        SINCE                         LAST FIVE YEARS
    --------------                   ---        -----                    ------------------------
Dennis H. Field                       62        1991         Management Consultant since 1990. From 1984 to 1990, Executive Vice
                                                             President/General Manager, Faberge USA, Inc. (mass market health and beauty aids).

James F. Keane                        61        1993         Independent businessman since 1987 and founder and President of Engine
                                                             World Inc. (distributor of auto and Marine engines) since 1991. From
                                                             1990 to 1992, Marketing Professor at Bentley College. From 1974 to
                                                             1987, Vice President, S.C. Johnson & Son, Inc. (household and personal care products).

Michael J. Sheets                     64        1990         Principal, Schonfeld, Chapman & Pearl, Inc., venture capitalists;
                                                             President, The French Culinary Institute, from February 1994 to August,
                                                             1994. Consultant, October, 1990 to present, from 1975 to 1990,
                                                             President of Airwick Industries, Inc. (household products).

         All of the foregoing persons are currently directors of the Company. Their positions on standing committees of the Board of Directors are shown below under "Directors' Meetings and Committees".

         The Company's only executive officers are those who are described in the foregoing table. The officers of the Company are elected annually at the first meeting of the Company's Board of Directors held after each annual meeting of shareholders and serve at the pleasure of the Board of Directors.

         Mark E. Goldstein is the son of Jerome J. Goldstein. With this exception, there are no family relationships among the executive officers or directors and there are no arrangements or understandings pursuant to which any of them was elected as an executive officer or director.

                       DIRECTORS' MEETINGS AND COMMITTEES

         During the year ended December 31, 1994, the Company had four directors' meetings, plus ten actions by unanimous written consent. The Company's Board of Directors has both a Compensation Committee and an Audit Committee.

         The primary responsibilities of the Compensation Committee include development of an executive compensation philosophy for the Company; origination of all executive compensation proposals; review of the appropriate mix of variable versus fixed compensation; and review of all transactions between the Company and any executive officer or director, whether or not involving compensation. The Committee consists of at least two or more outside directors of the Company and, in addition, the Chairman of the Board of the Company. Current members of the Compensation Committee are Dennis H. Field (Chairperson), Michael J. Sheets, and Jerome J. Goldstein (with Mr. Goldstein having no vote). The Compensation Committee met two times during 1994.

         The Audit Committee has as its primary responsibilities the recommendation of an independent public accounting firm to audit the annual financial statements of the Company, the review of internal and external audit functions, the review of internal accounting controls, the review of annual financial statements, and a review at its discretion of compliance with corporate policies and codes of conduct. The Audit Committee is comprised of outside directors. The current members of the Audit Committee are Michael J. Sheets (Chairperson), James F. Keane, and Dennis H. Field. Carolyn J. Anderson had been a non-voting member of this Committee, but resigned upon the Company's listing on the New York Stock Exchange. The Audit Committee met two times during 1994.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee includes two persons who are or have previously been employed by the Company or its subsidiaries. Jerome J. Goldstein is Chairman of the Board of the Company and, prior to August 1990, was also the President and Chief Executive Officer of the Company. Mr. Goldstein is a non-voting member of the Committee. Dennis H. Field was President and Chief Operating Officer of Aquafilter Corporation, a wholly-owned subsidiary of the Company, from 1978 to 1982. After leaving Aquafilter Corporation, Mr. Field had virtually no contact with the Company from the date of his resignation to 1991 when he was asked to join the Company's Board. Prior to 1991, he was Executive Vice President/General Manager, U.S. Division, of Faberge. Mr. Field has a distinguished career with significant consumer product companies.

         Michael J. Sheets, a director and member of the Compensation Committee, is a consultant to the Company, providing advice primarily in the areas of marketing and advertising. Mr. Sheets became a consultant at the time of joining the Company's Board of Directors in 1990. He is paid $1,667 per month for his services as a consultant. Mr. Sheets was, prior to October, 1990, President and Chief Executive Officer of Airwick Industries (Reckitt and Colman Household Products), a large competitor of the Company, and has a distinguished career in consumer products manufacturing, advertising and sales.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table shows the annual and other compensation of the chief executive officer and all other executive officers of the Company for services in all capacities provided to the Company and its subsidiaries for the past three years.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                    COMPENSATION
                                                ANNUAL COMPENSATION                     AWARDS
                                            --------------------------------------  --------------

    -------------------------------------------------------------------------------   SECURITIES
         NAME AND                                                      OTHER ANNUAL   UNDERLYING          ALL OTHER
         PRINCIPAL                            SALARY        BONUS      COMPENSATION    OPTIONS          COMPENSATION
         POSITION             YEAR              $           $ (1)           $      (No. of Shares)(2)      ($)(3)
    -------------------------------------------------------------------------------------------------------------------
    Mark E. Goldstein          1994         $250,000      $256,148      $ 16,228        20,500            $ 3,237
    President and Chief        1993         $250,000      $112,916      $ 18,464        50,000            $11,144
    Executive Officer          1992         $250,000          -         $ 85,283          -               $ 6,114

    Jerome J. Goldstein        1994         $350,000      $256,148      $ 95,882        20,500            $ 3,237
    Chairman of                1993         $350,000      $112,916      $132,468        50,000            $11,144
    The Board                  1992         $350,000          -         $ 87,459                          $ 6,114

    Carolyn J. Anderson        1994         $275,000      $256,148      $ 23,912        20,500            $ 3,237
    Executive Vice President,  1993         $275,000      $112,916      $ 21,477        50,000            $11,144
    Chief Operating Officer,   1992         $275,000          -         $ 62,693          -               $ 6,114
    Corporate Secretary

    Barry Shepard              1994         $200,000      $256,148      $ 75,714        20,500            $ 3,237
    Treasurer and Assistant    1993         $200,000      $112,916      $ 35,060        50,000            $11,144
    Secretary                  1992         $200,000         -          $ 39,931          -               $ 6,114

Note: There were no restricted stock awards or long term incentive payouts during the last three fiscal years.

(1) The Company has adopted a bonus plan for its executive officers for the 1995 year. The Plan provides that an amount will be distributed to the Company's executive officers equal to 10% of the annual before tax profit exceeding $1,000,000. Such amount, if any, for 1995 will be divided equally among the Company's four executive officers. In no event is a bonus paid unless pre-tax profits exceed $1,000,000 for the fiscal year, nor is any bonus paid on the first $1,000,000 of pre-tax earnings. The Company had substantially the same plan in 1994, 1993 and 1992. Of the amount indicated for the 1994 Bonus, $183,600 was paid to each executive officer in 1994, the balance to be paid in 1995.

(2) Key employees, including executive officers (but excluding any person who serves only as a director), who from time to time are responsible for the management, growth and protection of the business of the Company, are eligible to be granted options under the Company's 1986 Incentive Stock Option Plan. The Company's 1981 Employee Stock Option Plan expired in 1991 but options still remain outstanding under the 1981 Plan. No option under these Plans may be exercised more than ten years after it is granted, and the exercise price must be at least 100% of the fair market value of the Company's stock on the date of grant. If an employee owns more than 10% of the Company's outstanding stock, then these limitations are five years from the date of grant and 110% of the fair market value. Options may not be granted to any person in any year to purchase shares having an aggregate fair market value greater than $100,000 at the date the option is granted. Payment for shares purchased upon the exercise of any option must be made in cash.

(3) All Other Compensation for each of the executive officers consists of Company contributions under an Employee Stock Ownership Plan ("ESOP") which provides that the Company may contribute annually to the ESOP cash or common stock in an amount not to exceed 15% of all participants' total compensation. The Board of Directors determines whether any contributions will be made for the year. Benefits are allocated to all eligible employees according to a formula based on compensation, except that any income earned on assets of the Trust is allocated to ESOP participants based upon the value that each participant's account bears to the total value of Trust assets.

    There were no changes in the base salaries of the Company's four executive officers from October 30, 1988 through December 31, 1994. In the aggregate, executive officers' base salaries are being increased by 13.5% for 1995.

    The dollar amount of Other Annual Compensation changes from year to year because of fluctuations in the costs of benefits and their timing. Other Annual Compensation in the table above for 1992 through 1994 is comprised of the following:

                          Mark E. Goldstein ($)      Jerome J. Goldstein ($)   Carolyn J. Anderson ($)        Barry Shepard ($)
                          ---------------------      -----------------------   -----------------------        -----------------
                          1992     1993     1994     1992      1993      1994    1992    1993     1994    1992      1993     1994
                          ----     ----     ----     ----      ----      ----    ----    ----     ----    ----      ----     ----
Automobile              42,383      -        -         -     29,785       -    25,000     -        -        -        -     24,000

Income taxes on auto-
mobile purchase(1)      25,376      -        -         -     23,343       -    14,968     -        -        -        -     21,489

Other automobile
expenses                 4,339    2,667    3,512     2,339    2,511     2,972   4,984   3,388    2,656    1,985    2,537    3,460

Memberships              4,538    8,116    2,472    17,399   14,711     2,885   2,783   4,492      824    2,993    4,040      912

Life insurance           2,345    2,345    2,345    39,437   35,150    39,437   7,766   8,220    8,220   12,956   12,956   12,956

Income taxes on life
insurance                1,114    1,383    1,911    17,666   23,268    28,644   4,357   4,582    6,680    6,937    7,644    7,907

Medical plan(2)          4,188    2,453    3,391     8,818      -      16,512   1,835      45    4,154   14,060    6,383    2,391

Income tax
return preparation       1,000    1,500    2,597     1,800    3,700     5,432   1,000     750    1,378    1,000    1,500    2,599
                        ------   ------   ------    ------  -------    ------  ------  ------   ------   ------   ------   ------
Total other
compensation            85,283   18,464   16,228    87,459  132,468    95,882  62,693  21,477   23,912   39,931   35,060   75,714
                        ======   ======   ======    ======  =======    ======  ======  ======   ======   ======   ======   ======

(1) Commencing in 1990, the Company adopted a policy of providing $25,000 for the purchase of an automobile every three years for each executive officer and paying the executive officer an amount to compensate the executive for the additional tax obligations resulting from such compensation.

(2) In addition to group life, health, hospitalization and medical reimbursement plans which generally are available to all employees, the Company has adopted a plan which provides for additional medical coverage of not more than $50,000 per year to each of the Company's executive officers (up from $20,000 after December 31, 1994).

    The Company maintains a Key Executive Disability Plan, which is not reflected in the table above. The purpose of this Plan is to provide the executive with his or her regular salary during periods of long-term disability in excess of 90 days to age 70, or to date of death, whichever first occurs; and to provide the Chairman of the Board with the same benefit for life. The benefits available under this Plan will cease upon termination of employment as an executive officer of the Company. The Plan is partially funded by disability insurance maintained by the Company under which the Company is the beneficiary.

OPTIONS GRANTED

    The following table summarizes the options granted to the executive officers during the last fiscal year. Information regarding the Company's 1986 Incentive Stock Option Plan under which these options were granted is contained in Note 2 to the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                              Potential Realizable Value at Assumed
                                                                                                   Annual Rates of Stock Price
                                          Individual Grants                                        Appreciation for Option Term
               ------------------------------------------------------------------------            ----------------------------
               Number of Securities  % of Total Options
                Underlying Options       Granted to     Exercise or
                      Granted           Employee in     Base Price    Expiration
                        (#)             Fiscal Year      $/Share         Date                      5%($)(1)(2)    10%($)(1)(2)
                      -------           -----------      -------         ----                      -----------    ------------
Mark L. Goldstein      20,500              11.4           $5.36     February 16, 1999                $30,400         $67,100
Jerome J. Goldstein    20,500              11.4           $5.36     February 16, 1999                $30,400         $67,100
Carolyn J. Anderson    20,500              11.4           $4.88     February 16, 1999                $27,600         $61,000
Barry Shepard          20.500              11.4           $4.88     February 16, 1999                $27,600         $61,000

(1) Assumes 5% to 10% growth per year based upon February 17, 1994 price of $5.3625/share for Mark E. and Jerome J. Goldstein and $4.875/share for Carolyn J. Anderson and Barry Shepard.

(2) Assuming a growth of 20% per year based upon the option prices set forth above, the Potential Realizable Value for Mark E. and Jerome J. Goldstein would be $163,500, and $148,800 for Carolyn J. Anderson and Barry Shepard.

OPTIONS EXERCISES IN 1994 AND YEAR-END OPTION VALUES

    The following table summarizes information with respect to options exercised during the 1994 fiscal year by the named executive officers and the value of each officer's unexercised stock options at December 31, 1994.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                     Number of Securities           In-the-Money
                                                    Underlying Unexercised      Value of Unexercised
                                           $         Options at Year End         Options at Year End(2)
                       Shares Acquired   Value    -------------------------------------------------------
         Name            Exercise(#)  Realized(1) Exercisable  Unexercisable Exercisable   Unexercisable
    -----------------------------------------------------------------------------------------------------
    Mark E. Goldstein (3)  50,822     $200,275      119,678           0        $470,800          0
    Jerome J. Goldstein   100,000     $320,775       70,500           0        $213,200          0
    Carolyn J. Anderson   100,000     $356,350       70,500           0        $231,600          0
    Barry Shepard (3)      60,000     $233,475      110,500           0        $443,500          0

(1) Represents the difference between the exercise price of the option and market prices of the Company's stock on dates of exercise.
(2) Represents the difference between the exercise price of the options and the closing price of the Company's stock at December 31, 1994 of $5.875/share.
(3) In 1995 (prior to March 14, 1995), Mark E. Goldstein exercised an option to purchase 49,178 shares and Barry Shepard exercised an option to purchase 40,000 shares of the Company's stock.

COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

COMPENSATION COMMITTEE REPORT

INTRODUCTION AND BACKGROUND

    The Compensation Committee of the Board of Directors was created in March, 1992 and includes two outside directors. These outside directors were also the two members of a Special Litigation Committee of the Company's Board of Directors (the "SLC") which investigated allegations in a derivative lawsuit brought against the Company's four executive officers in 1991 and dismissed in 1992. The lawsuit, among other things, alleged that excessive compensation was being paid by the Company to its four executive officers.

    The SLC retained special, independent counsel and also hired an expert on compensation issues. This expert was the Hay Group which is a well-known and respected management consulting firm and specializes in executive compensation. The Hay Group submitted a report to the SLC in March, 1992 (the "Hay Report"). With the assistance of its counsel and compensation consultant, the SLC conducted an intensive investigation and analysis of the Company's executive compensation. The SLC met eleven times (either in person or by telephone) and held numerous other informal meetings and discussions. Special counsel for the SLC, working under instructions of the SLC, spent over 1,200 hours assisting in the investigation and working directly with the SLC. The work of the SLC commenced in late 1991 and was completed with the issuance on March 23, 1992 of a final Report of the SLC (the "Report"). In addition to conclusions regarding executive compensation and other matters involved in the derivative lawsuit, the SLC presented 12 forward-looking recommendations. One of those recommendations was the formation of the present Compensation Committee of the Company's Board of Directors.

    Part of the Hay Report was a comparison of executive compensation of the Company to the external market place. Multiple sources were used for this comparison. Two sample groups of companies were examined in the Hay Report based on a review of proxy statements for the years 1985 through 1990. One sample group was determined geographically and contained companies identified from Moody's Financial Services as being in the Rocky Mountain Region and having 1991 revenues between $20 to $100 million, with an elimination of companies in unrelated businesses (such as the energy business) and those with less than five years of historical proxy data (the "Mountain Region Group"). The second sample group was based upon an industry group determined by the SLC Code for chemical and allied products. This second group consisted of companies identified from Moody's Financial Services in that Code with 1991 revenues between $20 to $50 million in revenues, excluding those having less than five years of historical proxy data (the "Industry Group"). The first group had 13 companies, and the second group was 14 companies. Compensation comparisons were based on the best possible title matches, and comparisons were not made if a reasonable title match could not be identified. A third data base was the Hay Executive Compensation Report, which has data on 530 industrial organizations for the years 1985 through 1990. Further, a 1991 Hay-Huggins Benefits Report was used to compare current executive plans and deferred compensation plans of the Company to the external market. This 1991 report has data from over 1,000 organizations; a selected sample of 113 of these companies with revenues below $200 million was used for the analysis, 97 of which offered executive benefit plans or perquisites.

    Overall the SLC concluded that the compensation paid to the director/executive officers from 1985 to 1991 was fair and that it was in the best interests of the Company and all of its shareholders that no action on behalf of the Company be continued against the director/executive officers by reason of any of the matters alleged in the derivative lawsuit. Subsequently, the Company and the plaintiffs entered into a settlement. As part of the settlement, the Company agreed not to increase the salaries of the four executive officers of the Company before January 1, 1995 and not to add elements of compensation to compensation packages before that date. It was recognized that certain of the elements of compensation in those packages are variable (for example, a bonus based on the Company's profitability), and total compensation may increase (or decrease) based on variations in those elements pursuant to their customary application.

    The Compensation Committee has concurred with and adopted both the factors considered by the SLC and the findings of the SLC as stated in the Report with respect to compensation matters of the Company's four executive officers. The Report served as the basis for the 1992,1993 and 1994 compensation of the executive officers, which continued an existing base salary, a bonus plan and other benefits.

    The Compensation Committee did not engage the Hay Group or similar outside consultants to assist with determining the compensation of the Company's executive officers for 1994 because retaining outside consultants is relatively expensive and because the Compensation Committee believes that the Hay Report completed in 1992 remains both relevant and helpful. In addition, the Company was viewed as performing well, and the compensation of the Company's executive officers was limited by the settlement of the above mentioned derivative action. The Compensation Committee determined that an outside consultant on compensation matters should be used once every three years.

    In connection with recommending the compensation of executive officers for 1995, the Compensation Committee did engage the Hay Group for a review of competitiveness of the Company's executive compensation levels. In summary, the Hay Group found that, while some executive's total direct compensation levels are relatively high and others relatively low compared to competition, in total the compensation levels of the Company's executive officers are within competitive ranges. The Compensation Committee also recognized that the compensation level of the Company's officers is affected to a significant extent by the Company's bonus plan which is tied to performance.

    The following includes a summary of parts of the SLC's Report with respect to executive compensation, with an update regarding certain responsibilities and activities of the officers. Unless expressly stated otherwise, the term Committee when used in this summary refers to the Special Litigation Committee.

    FACTORS

    In determining whether executive compensation is fair and appropriate, the Committee considered the following factors, among others:

    (a)  Services performed and time devoted to the Company by the executive;

    (b)  Amounts paid to executives in comparable companies;

    (c)  The size and complexities of the business;

    (d)  Successes achieved by the executive;

    (e)  The executive's abilities;

    (f)  Increase in volume of business during the executive's tenure;

    (g)  Corporate earnings and profits;

    (h)   Comparison of salary with distributions to stockholders;

    (i)  Prevailing economic conditions;

    (i)  Compensation paid to other employees of the corporation; and

    (k)  The amount previously paid to the executive.

    These factors were examined during interviews and in discussions with the Hay Group. After extensive consideration of the contribution made by each of the four executive officers and the comparison with Industry and Mountain Region Groups of similarly-sized companies, the Committee concluded that the compensation of the Company's officers from 1985 to 1991 met the test of fairness.

    Utilizing these same factors and the same comparison with similarly-sized companies, the Compensation Committee recommended that the base salary and other compensation elements of the Company's executive officers remain the same in 1994 as in 1993. This recommendation was adopted by the Company's Board of Directors.

    The Compensation Committee noted, among other things, that the executive officers had pioneered a new product category (cosmetics) for the Company, had obtained excellent distribution of its new products, had successfully extended its cosmetics line over the last two years, and had maintained its core business in household chemical products, all of which had contributed to the increase in the market price of the Company's stock and had led to the Company's qualifying for listing on the New York Stock Exchange.

ORGANIZATION AND MANAGEMENT PHILOSOPHY

    The Committee and its independent advisors believed that it was important to develop an understanding of the Company's organization and the specific responsibilities of the four executive officers in order to analyze the appropriateness of their compensation levels. The first important point concerning the management of the Company is that the four executives subscribe to a team concept of executive management, and operate in accordance with this concept. Although each of the executive officers has his or her specific areas of responsibility and each is able to and often does make independent decisions, the executive officers operate as a collaborative team, and very few significant decisions are made without input from the group as a whole.

    Second, each executive officer is responsible for a number of distinct areas and tasks. Each performs many tasks traditionally associated with "middle management" in other companies in addition to their respective duties of top level or executive management. As a result, the Company has very little "middle management" and operates as a fairly lean organization compared to many of its competitors. In a real sense, this management organization has saved the Company substantial amounts of money over the years. Also the few middle managers in the Company have virtually no role in setting Company policy or in making significant management decisions, all of which are handled by one or more of the four executive officers.

    Jerome J. Goldstein is the founder of the Company and served as its President, Chief Executive Officer and Chairman of the Board until August 1990. In August 1990 he relinquished the titles of President and Chief Executive Officer to Mark E. Goldstein, his son. Mr. Goldstein's relinquishment of the positions of President and CEO was in no sense a retirement, nor a reduction in his contribution to the Company and its performance. Jerome Goldstein remains today the most important driving force behind Company policy. He also spends time each year in Florida for the purpose, among other things, of actively supervising the Company's Aquafilter subsidiary. Finally, the Company still relies greatly on Mr. Goldstein's entrepreneurial skills and his talent with respect to product development and design. Since the Company's success is driven by the quality and marketability of its current products and the development of new products, these skills cannot be minimized when assessing Jerome Goldstein's contributions to the Company, both presently and over time. Recently, Mr. Goldstein has, with Carolyn Anderson, spearheaded the Company's physical plant expansion in Denver, a project driven by the rapid expansion of the Company's cosmetics line.

    Mark E. Goldstein's role and responsibilities in the Company have increased dramatically since he assumed the position of President and CEO in August 1990. First, for a period of time, he continued to perform most of the duties and responsibilities of a vice-president of sales and marketing, which he performed before becoming CEO. He still takes on many of those responsibilities. For example, Mark Goldstein continues to be the primary contact with the Company's largest account, Wal-Mart Stores, Inc., and for the last two years has directed the Company's advertising and promotional efforts. He has also continued to assume a heavy, but reduced, travel schedule as part of the sales responsibilities. Second, Mark Goldstein has assumed all of the basic responsibilities associated with becoming a CEO of a public company. He ultimately is responsible for the day-to-day operations of the Company, although he relies on the other three executive officers for their advice and counsel.

    Carolyn J. Anderson has been employed by the Company for twenty-four years, longer than anyone on the executive team other than Jerome Goldstein. She became Corporate Secretary in 1973; she was promoted to Executive Vice President in 1974; and Mrs. Anderson was given the additional title and responsibilities of Chief Operating Officer in 1982. As Chief Operating Officer, Ms. Anderson has the most direct responsibility and decision-making authority with respect to the day-to-day operations of the Company's plant and facilities. Additionally, Ms. Anderson directs the Company's research and development activities and is responsible for handling all trademark and patent matters. Ms. Anderson also plays a major role, in cooperation with Barry Shepard, with respect to the Company's affirmative action plan and all traditional "human resources" decisions. It should be noted that the Company does not have a director of human resources. Further, Ms. Anderson has shared the responsibility for international sales of the Company's products with Mark Goldstein. Recently, Ms. Anderson has been of invaluable assistance to Jerome Goldstein in directing the Company's physical plant expansion in Denver.

    Barry Shepard performs all of the traditional functions of Treasurer and Chief Financial Officer, including negotiations and maintenance of relationships with banks and other lenders. The Compensation Committee recognized that Mr. Shepard was to play, and he in fact did play, a leading role in securing a financing of $12 million for the Company's expansion of its facilities. Further, he was highly instrumental in successfully listing the Company's stock on the NYSE. He has been with the Company since 1981, and his role on the executive team has increased steadily during his tenure with the Company. Mr. Shepard supervises all of the back office functions of the Company, including data processing, computer operations and personnel. In addition, he is responsible for the Company's extensive market research program, which he personally developed.

SALARIES

    In making executive salary decisions, the Company, prior to 1992, generally did not study salaries in comparable companies or industries. Rather, salary decisions were based on either the performance of the individual executive, the performance of the Company as a whole, or some combination of the two. Nevertheless, the base salaries of the executive officers from 1985 to 1991 generally were in line with comparable companies used in the Hay Report, both as to amount and as to rate of growth. The Compensation Committee believes that, after considering the factors described above, the salaries of the executive officers were and are fair.

PERFORMANCE BONUSES

    The Company's 1994 executive bonus plan provided for a bonus pool based on 10% of pre-tax profits for a year in excess of $1 million. The four key executive officers shared equally the bonus awarded under the plan. The Company had substantially the same plan in prior years. The Compensation Committee believes that this bonus plan is an important part of the incentives for the Company's executive officers and recognizes directly many of the factors considered important by the Compensation Committee as are stated above.

    Based on the Hay Report and the business experience and judgment of the Committee members, certain conclusions were reached regarding bonus payments in prior years. First, the amounts of the bonuses from 1985 through 1990 were well within comparable market figures; indeed, if anything, they were, on average, low compared to variable compensation of other companies. Second, while there is evidence in the market of quarterly bonus plans, annual bonus programs were more common for executives in comparable companies. Finally, the Company had paid a much larger portion of its executive compensation in the form of base salary, whereas comparable companies place greater emphasis on variable compensation, including annual bonuses. In 1993 and 1994, the bonuses paid to the Company's four executive officers increased with the Company's record performance.

TOTAL CASH COMPENSATION

    Total cash compensation consists of the base salary and bonus. The Committee reached several conclusions from its analysis of information from the Hay Group on this topic. First, the total cash compensation of the four executives from 1985 through 1990 was generally in line with the relevant market data. Compared to the Mountain Region and Industry Groups, the total cash compensation of the Company's executive officers was generally between the third highest quartile and the maximum. Carolyn Anderson's total cash compensation was somewhat above available comparable market data. However, the number of comparables was much smaller for Ms. Anderson's position and these comparables did not necessarily reflect her significant role over the years as a co-manager, her competence, breadth of experience and responsibilities, and her long service and extraordinary loyalty to the Company. Second, the annual rate of total cash compensation growth for the executive officers generally was in line with available market data. Third, the Company paid a much larger part of its total cash compensation in the form of base salary than do other companies. The Compensation Committee has noted that bonuses have become more significant in 1993 and 1994 as the Company's sales and net income have substantially increased.

LONG-TERM INCENTIVE COMPENSATION

    The Committee and its advisors looked at grants under the Company's 1981 and 1986 Stock Option Plans as well as the Company's Restricted Stock Plan (under which awards may no longer be made). These plans were approved by the shareholders. The Committee reached the following conclusions regarding long-term incentive compensation for the four executive officers.

    First, the use of long-term incentives for executives has increased over the last several years in United States' industrial companies, and the kinds of plans adopted by the Company are consistent with the types of plans adopted by other companies. Second, the average present value of the long-term incentives for the Company's executives outstanding in the six years from 1985 to 1990 was moderately below the average for available comparable market data. Indeed, the value of the grants for Jerome Goldstein and Mark Goldstein are farther below the average than grants to Carolyn Anderson and Barry Shepard.

    In 1994, the Company granted to each of its four executive officers options to purchase 20,500 shares of common stock of the Company. The exercise prices for these options are 110% of the fair market value on the date of grant in the case of Jerome J. Goldstein and Mark E. Goldstein and 100% of the fair market value at the date of grant in the case of Carolyn J. Anderson and Barry Shepard. The grant of the options and number of shares subject to the options were recommended by the Compensation Committee based upon the operational performance of the Company in 1993, the performance of the Company's stock, plans for 1994, and the annual limitation under the Company's stock option plan.

TOTAL DIRECT COMPENSATION

    The Committee, for purposes of its 1992 Report, asked the Hay Group to analyze total direct compensation of the Company's executive officers in relation to comparable market data. Total direct compensation is the sum of the present value of the long-term incentive grants plus total cash compensation. In general, the four executives' total direct compensation for the six-year period of 1985 through 1990 was above the average (but below the high) of the available market comparables but was closer to the average than their total cash compensation. This reflects the Company's below average long-term incentive grants at that time.

MISCELLANEOUS EXECUTIVE BENEFITS AND PERQUISITES

    The Company provides certain other benefits and perquisites to the executive officers and, indeed, to other employees of the Company as well. The Committee and its advisors analyzed these various benefits during the course of the Committee's investigations. The Committee's general conclusions and observations on this subject are as follows.

    First, the Committee finds that the types of benefits offered to Company executives and the value of these benefits are similar to benefit packages provided by comparable companies reviewed in the Hay Report. Indeed, while the 1992 Hay Group Report found that the Company had a comprehensive executive benefits package, there are several other common benefit programs that the Company does not provide to its executives. Second, while some executive benefits are the subject of Board discussion and approval, other benefits (such as reimbursement for personal tax return preparation) are considered operational matters by the Company and historically have not risen to the level of Board consideration. Third, a number of benefits are provided by the Company to other Company employees in addition to the executive officers. These benefits are a valid exercise of business judgment on behalf of the Company to provide these executives and other employees the kinds and levels of benefits appropriate for their positions, to compensate them consistent with market levels and to facilitate performance of their jobs in a more efficient and effective manner.

COMPENSATION AND COMPANY PERFORMANCE.

    At the request of the Committee, the Hay Group looked at various financial performance ratios, including revenue measures and profitability measures and compared the Company's data with comparable market data for the period 1987 to 1990. The Hay Group also looked at productivity indicators, such as revenue per employee and net income per employee, and made the same market comparison.
That analysis shows that the Company's financial performance over this time period was in line with that of the Mountain Region and Industry Groups and, in some cases, the Company out-performed the market samples. The Compensation Committee also believes that the Company's performance in 1993 was very favorable.

    In conclusion, the factors described above remain applicable for 1994, and the Compensation Committee believes that the levels of compensation for the Company's four executive officers have been fair and appropriate.

                            COMPENSATION COMMITTEE
                               Dennis H. Field
                              Michael J. Sheets
                             Jerome J. Goldstein

STOCK PERFORMANCE GRAPH

    There follows a graph, constructed for the Company, comparing the cumulative total shareholder return of Scott's Liquid Gold-Inc. common stock to the NASDAQ Market Index, to the NYSE Composite Index, and to a selected peer group.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG SCOTT'S LIQUID GOLD-INC.
                    NYSE &NASDAQ MARKET INDEX AND PEER GROUP

                                    [GRAPH]


                             1989     1990     1991        1992        1993     1994
SCOTT'S LIQUID GOLD-INC.      100     41.67    61.11       94.44      377.78    533.51
INDUSTRY INDEX                100     87.58   101.95      119.61      138.64    154.83
BROAD MARKET - NYSE           100     95.92   124.12      129.96      147.56    144.69
BROAD MARKET - NASDAQ         100     81.12   104.14      105.16      126.14    132.44






           Assumes $100 invested on December 31, 1989 in the Company, the Peer Group, the NASDAQ MARKET INDEX, the NYSE
         Composite Index and assumes the reinvestment of any dividends

Note: The foregoing graph was prepared for the Company by Media General Financial Services of Richmond, Virginia. The peer group selected by the Company consists of (a) six companies, including Scott's Liquid Gold-Inc., which used the standard industrial classification of specialty cleaning and sanitation and which are publicly held, and (b) four publicly held companies which are partially or entirely engaged in the cosmetics business and are known to the Company's management to be successful companies. The Company believes that, within its industry classes, the assembly of a peer group is difficult because the Company competes with other companies which are significantly larger than Scott's Liquid Gold-Inc., including two major companies which are not publicly traded.

The following companies comprise the peer group: Armor All Products, Avon Products, Inc., Clorox Co., CPC International Inc. (Revlon), Innovet, Inc., NCH CP, Neotrogena CP, Ocean Bio-Chem, Inc. and Proctor and Gamble.

COMPENSATION OF DIRECTORS

    Four directors are full-time executive officers of the Company and receive no additional compensation for services as a director. Michael J. Sheets, Dennis H. Field, and James F. Keane are non-employee directors. The Company pays $2,500 per month to each non-employee director for his services as director. Mr. Michael J. Sheets is also paid $1,667 per month as a consultant to the Company, primarily in the areas of marketing and advertising.

    On January 15, 1993, the Company's Board of Directors adopted the Company's 1993 Stock Option Plan for Outside Directors (the "Plan"), which was approved by the Company's shareholders on May 5, 1993. The Plan provides for the granting of options to directors who are not employees of the Company. (There are currently three outside directors, but the number of outside directors may change in the future.) The purpose of the Plan is to further the growth and development of the Company by providing an incentive to outside directors of the Company, by increasing their involvement in the business and affairs of the Company, by helping the Company to attract and retain well qualified directors and/or by rewarding directors for their past dedication to the Company. The Plan became effective on January 15, 1993.

    A maximum of 400,000 shares of the Company's common stock are available for issuance upon the exercise of options granted under the Plan. The number of shares available under the Plan, the number of shares subject to outstanding options, and the exercise price per share of such options are subject to adjustment upon the occurrence of stock dividends, stock splits, mergers, consolidations, recapitalizations, combinations or exchanges of stock, or other similar circumstances. If any option under the Plan terminates or expires, the shares allocable to the unexercised portion of the option will again be available for purposes of the Plan.

    The Plan is administered by the Board of Directors or a committee appointed by and serving at the pleasure of the Board of Directors, consisting of no fewer than two directors. The Plan is currently administered by the Board of Directors. At March 14, 1995, options to purchase 390,000 shares of the Company's common stock had been granted under the Plan, 145,000 each to Michael J. Sheets and Dennis H. Field (with an exercise price of $1.09 for 100,000 shares and $4.87 for 45,000 shares), and 100,000 to James F. Keane (with an exercise price per share of $1.66 for 5,000 shares, $3.00 for 50,000 shares, and $4.87 for 45,000 shares). No options had been exercised at March 14, 1995.

                          TRANSACTIONS WITH MANAGEMENT

    From time to time, Goldie S. Goldstein, the wife of the Chairman of the Board, had loaned the Company funds on a relatively short-term basis and in most instances renewed the loans as they fell due. At the time of the Company's issuance of $12 million of First Mortgage Bonds (July 29, 1994), the Company owed Mrs. Goldstein a total of $626,800 which bore interest at 11% per annum. A relative of Mr. and Mrs. Goldstein had also loaned to the Company an amount of $50,000 with interest of 11% per annum, payable upon demand. Both of these loans were repaid in full in July 1994 upon the issuance of the Company's bonds. The aforecited loans were reviewed by the Compensation Committee of the Board of Directors which determined that the terms of such loans were at least as favorable to the Company as an arm's length transaction.

    The Company has indemnification agreements with each of its directors and executive officers. These agreements provide for indemnification and advancement of expenses to the full extent permitted by law in connection with any proceeding in which the person is made a party because the person is a director or officer of the Company. They also state certain procedures, presumptions and terms relevant to indemnification and advancement of expenses.

                               SECTION 16 REPORTS

    Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and beneficial owners of more than 10% of the outstanding shares of the Company to file with the Securities and Exchange Commission reports regarding changes in their beneficial ownership of shares in the Company. To the Company's knowledge, there was full compliance with all Section 16(a) filing requirements applicable to those persons.

                              COMPANY ACCOUNTANTS

    Arthur Andersen LLP were selected by the Board of Directors as the Company's independent auditors for the fiscal year ended December 31, 1994, and it is anticipated that the Company may select the same firm as the Company's independent auditors for the fiscal year ending December 31, 1995. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders and to have the opportunity to make a statement if he so desires. Such representative also is expected to be available to respond to appropriate questions at that time.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals for inclusion in the Company's proxy materials relating to the next annual meeting of shareholders must be received by the Company on or before November 28, 1995.

                        1994 ANNUAL REPORT ON FORM 10-K

    THE COMPANY'S FORM 10-K REPORT FOR 1994 CONSISTS PRIMARILY OF CROSS REFERENCES TO INFORMATION IN THE COMPANY'S ANNUAL REPORT TO SHAREHOLDERS AND THIS PROXY STATEMENT. SHAREHOLDERS WHO WISH TO OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S FORM 10-K REPORT FOR THE YEAR ENDED DECEMBER 31, 1994 SHOULD ADDRESS A WRITTEN REQUEST TO CAROLYN J. ANDERSON, CORPORATE SECRETARY, SCOTT'S LIQUID GOLD-INC., 4880 HAVANA STREET, DENVER, COLORADO 80239-2400.

                            SOLICITATION OF PROXIES

    The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, proxies may be solicited by officers and other regular employees of the Company by telephone, telegraph or by personal interview for which employees will not receive additional compensation. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, Management was not aware that any business not described above would be presented for consideration at the meeting. If any other business properly comes before the meeting, it is intended that the shares represented by proxies will be voted in respect thereto in accordance with the judgment of the persons voting them.

    The above Notice and Proxy Statement are sent by order of the Board of Directors.

                                                             CAROLYN J. ANDERSON
Denver, Colorado                                             Corporate Secretary
March 27,1995

PROXY                       SCOTT'S LIQUID GOLD-INC.                       PROXY

      Proxy Solicited by the Board of Directors for the Annual Meeting of
                                 Shareholders
                             To Be held May 3, 1995

The undersigned hereby appoints Jerome J. Goldstein, Mark E. Goldstein, Carolyn
J. Anderson, or Barry Shepard, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Scott's Liquid Gold-Inc., which the undersigned is entitled to vote, at the Annual Meeting of Shareholders to be held on May 3, 1995 at 10:00 a.m. and at any and all adjournments thereof for the following purposes:

(1)  ELECTION OF DIRECTORS:

[ ] FOR all nominees listed below              [ ]  WITHHOLD AUTHORITY to vote
    (except as marked to the contrary below)        for all nominees listed
                                                    below

       Jerome J. Goldstein     Mark E. Goldstein     Carolyn J. Anderson
  Barry Shepard     Dennis H. Field     James F. Keane     Michael J. Sheets

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
              THE NOMINEE'S NAME ON THE LINE IMMEDIATELY BELOW.)

--------------------------------------------------------------------------------

(2) In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting.





THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING "FOR" ELECTION OF THE NOMINEES FOR DIRECTOR AS SELECTED BY THE BOARD OF DIRECTORS.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith. The undersigned hereby revokes any proxies given prior to the date reflected below.

                                   Dated                                  ,1995
                                        ----------------------------------


                                   --------------------------------------------


                                   --------------------------------------------
                                           SIGNATURE(S) OF SHAREHOLDER(S)

                                  Please complete, date and sign exactly as your name appears hereon. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate official, please add your title.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.